SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C.  20549





                                     FORM 8-K

                                  CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 27, 1994



                                 FORD MOTOR COMPANY
              (Exact name of registrant as specified in its charter)


                                     Delaware
                  (State or other jurisdiction of incorporation)


       1-3950                             38-0549190
(Commission File Number)        (IRS Employer Identification No.)


 The American Road, Dearborn,  Michigan                  48121
(Address of principal executive offices)               (Zip Code)



          Registrant's telephone number, including area code 313-322-3000

Item 5.  Other Events.



        As a result of the gradual economic recovery in Western Europe and the restructuring actions undertaken by Ford in Europe during 1993, the operating results of Ford's European automotive operations (excluding Jaguar's operating results and the acquisition costs relating to Jaguar) are expected to improve substantially in 1994, compared with 1993. (In 1993, Ford's
European automotive operations (excluding Jaguar) lost $407 million.) In the first quarter of 1994, Ford's European automotive operations (excluding Jaguar) earned $108 million, compared with $19 million in the first quarter of 1993.

        In the June 27, 1994 edition of Automotive News, Mr. Albert Caspers, a Vice President of Ford Motor Company and the Chairman of Ford of Europe Incorporated ("Ford of Europe"), was quoted to have said that Ford of Europe would earn a substantial profit in 1994. This is a misinterpretation. Mr. Caspers intended that the word "substantial" characterize the expected improvement in operating results in 1994 compared with 1993, not the level of profitability, of Ford's European automotive operations.


                                     SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                                     FORD MOTOR COMPANY
                                     (Registrant)


Date:  June 28, 1994                 By:/s/T. J. DeZure
                                           T. J. DeZure
                                           Assistant Secretary